Exhibit 99.1

Gran Tierra Energy Inc. Stockholders Approve Sale of Colombian and Ecuadorian Businesses

CALGARY, Alberta - October 9, 2026 (GLOBE NEWSWIRE) - Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced that its stockholders have approved the previously announced sale of Gran Tierra’s Colombian and Ecuadorian businesses to Maurel & Prom for total consideration of approximately US$1.33 billion, including the assumption of debt and subject to adjustment (the “Sale”). The vote took place at the Company’s special meeting of stockholders held on October 9, 2026 (the “Special Meeting”). The Sale is to be effected pursuant to the Share Sale and Purchase Agreement entered into on August 5, 2026 (the “Share Purchase Agreement”). Gran Tierra expects to receive total net cash proceeds from the Sale of approximately US$315 million, of which approximately US$250 million is payable on closing and approximately US$65 million is payable 364 days thereafter.

“We thank our stockholders for their support of the Sale,” said Gary Guidry, President and Chief Executive Officer of Gran Tierra. “Today’s approval moves us a step closer to closing a transaction that realizes value for our Colombian and Ecuadorian businesses. On closing, Gran Tierra expects to be debt free, with the flexibility to return capital to stockholders and fund our Canadian and Azerbaijan portfolios.”

Special Meeting Results: Based on the final report of the independent inspector of election, the voting results for each of the proposals considered at the Special Meeting are set out below. Final voting results will also be reported in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Proposal	For	Against	Abstain	Broker Non-Votes
1. Approval of the Sale	19,351,115	32,492	7,328	0
2. Advisory Non-Binding Approval of Sale-Related Named Executive Officer Compensation	9,557,007	9,658,068	175,860	0
3. Adjournment of the Special Meeting	19,304,196	62,742	23,997	0

Closing of the Sale: With stockholder approval and the requisite consents of the holders of the Company’s 9.750% Senior Secured Amortizing Notes due 2031 now obtained, the remaining conditions to closing include the regulatory approvals in Colombia and Ecuador and other customary closing conditions. Completion of the Sale remains subject to the satisfaction or waiver of these and the other closing conditions set out in the Share Purchase Agreement, as described in the Company’s definitive proxy statement filed on September 15, 2026. Gran Tierra continues to target closing of the Sale on or about December 31, 2026. As previously announced, the Company expects to use a portion of the net cash proceeds from the Sale to return capital to stockholders through a share repurchase, the structure, size and terms of which will be determined by the Board of Directors and announced separately. Any share repurchase is conditional on completion of the Sale.

Contact Information

For investor and media inquiries please contact:

Gary Guidry, Chief Executive Officer

Ryan Ellson, Executive Vice President & Chief Financial Officer

(403) 265-3221

info@grantierra.com

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc., together with its subsidiaries, is an independent international energy company currently focused on oil and natural gas exploration and production in Canada, Colombia and Ecuador. The Company is the operator of, and holds a 65% working interest in, an onshore exploration, development and production sharing agreement in Azerbaijan. Upon completion of the Sale, the Company’s operations will be focused on Canada and Azerbaijan, and the Company will continue to pursue additional new growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange

under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Except to the extent expressly stated otherwise, information on the Company’s website or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra’s filings with the SEC are available on the SEC website at http://www.sec.gov. Gran Tierra’s Canadian securities regulatory filings are available on SEDAR+ at http://www.sedarplus.ca and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Forward-Looking Statements and Legal Advisories

This press release contains opinions, forecasts, projections and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “will,” “may,” “should,” “could,” “estimate,” “forecast,” “target,” “potential” and similar expressions. Such forward-looking statements include, but are not limited to, statements regarding the Sale, the timing and completion of the Sale, the satisfaction or waiver of the remaining conditions to closing, including receipt of the required regulatory approvals in Colombia and Ecuador, the Company’s expected net cash proceeds from the Sale, the Company’s intention to return capital to stockholders through a share repurchase, the Company’s expected financial position following completion of the Sale, and the Company’s plans and expectations for its Azerbaijan and Canadian portfolios following completion of the Sale.

The forward-looking statements contained in this press release reflect several material factors, expectations and assumptions of Gran Tierra. These include, without limitation, that the required regulatory and other approvals for the Sale will be obtained, that the other conditions to completion of the Sale will be satisfied or waived, that the parties will perform their respective obligations under the Share Purchase Agreement, that no event or circumstance will occur that would result in the termination of the Share Purchase Agreement, that the Sale will be completed on the anticipated terms and timeline, that the net proceeds of the Sale will be applied to repay substantially all of the Company’s outstanding indebtedness, that transaction costs and taxes will be consistent with the Company’s expectations, and that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations. Gran Tierra believes that the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time, but no assurance can be given that they will prove to be correct.

Important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Risks relating to the Sale include the possibility that the required regulatory or other approvals are not obtained, the possibility that other conditions to completion are not satisfied or waived, delays in completing or the failure to complete the Sale, and the risk that the Share Purchase Agreement is terminated in circumstances requiring Gran Tierra to pay a termination fee or bear other costs. They also include the amount and timing of transaction-related costs, potential adjustments to the consideration, the risk that the net cash proceeds from the Sale are lower than expected, the risk that the Board of Directors determines not to proceed with, or to modify, any share repurchase, risks relating to the form, timing and receipt of the transaction consideration, the effect of the pendency of the Sale on Gran Tierra’s business, operations, employees, counterparties and relationships, restrictions imposed on Gran Tierra’s business under the Share Purchase Agreement while the Sale is pending, and potential litigation relating to the Sale. Other risks include risks relating to the Company’s exploration, development and production activities in Azerbaijan and Canada, volatility in commodity prices, market conditions and the trading price of Gran Tierra’s common stock or senior notes, and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the SEC, including under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the definitive proxy statement filed on September 15, 2026. These filings are available on the SEC’s website at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

The forward-looking statements contained in this press release are based on information available to Gran Tierra as of the date of this press release and speak only as of such date. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.